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                                                                     Exhibit 5.1


               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]




                                 March 30, 1998

Transamerica Corporation
600 Montgomery Street
San Francisco, CA  94111

Ladies and Gentlemen:

               This opinion is delivered in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by Transamerica Corporation, a Delaware corporation (the "Company"), and Transamerica Capital III, a business trust formed under the Business Trust Act of the State of Delaware (the "Issuer Trust" and together with the Company, the "Registrants"), with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Registrants under the Act, of an aggregate of $190,000,000 of (i) 7-5/8% Junior Subordinated Deferrable Interest Debentures of the Company (the "Junior Subordinated Debentures"), (ii) 7-5/8% Capital Securities of the Issuer Trust (the "Capital Securities") and (iii) the Guarantee of the Company of obligations of the Issuer Trust under the Capital Securities (the "Guarantee").

               We have examined (i) the Registration Statement, (ii) the Indenture, as supplemented by the Second Supplemental Indenture (as so supplemented, the "Indenture") between the Company and The First National Bank of Chicago, as Indenture Trustee (the "Indenture Trustee"), pursuant to which the Junior Subordinated Debentures are to be issued, (iii) the Guarantee Agreement (the "Guarantee Agreement") executed by the Company and The First National Bank of Chicago, as Guarantee Trustee (the "Guarantee Trustee"), (iv) the Registration Rights Agreement (the "Registration Rights Agreement") among the Company, the Issuer Trust and Salomon Brothers Inc, and (v) the Amended and Restated Declaration of Trust (the "Declaration") between the Company and The First National Bank of Chicago, as Institutional Trustee. In addition, we have examined such other instruments, documents and records as we deemed relevant and necessary as a basis for our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. We have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Act at the time of issuance, offering and sale of any such Junior Subordinated Debentures, Capital Securities or the Guarantee.



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Transamerica Corporation
March 30, 1998
Page 2



               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

               1. With respect to the Junior Subordinated Debentures to be issued under the Indenture, when such Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated by the Registration Statement, such Junior Subordinated Debentures will constitute valid and legally binding obligations of the Company, and the holders of such Junior Subordinated Debentures will be entitled to the benefits of the Indenture.

               2. With respect to the Guarantee evidenced by the Guarantee Agreement, when the Capital Securities of the Issuer Trust have been duly executed, issued and delivered in accordance with the Declaration, such Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

               Our opinions set forth in paragraphs 1 and 2 above are qualified as to (i) limitations imposed by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                Very truly yours,


                                /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                ORRICK, HERRINGTON & SUTCLIFFE LLP